UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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SB Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SB FINANCIAL GROUP, INC.

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________________

Defiance, Ohio

March 20, 2015

Dear Shareholders:

The 32nd Annual Meeting of Shareholders (the “Annual Meeting”) of SB Financial Group, Inc. (“SB Financial”) will be held on Wednesday, April 29, 2015, at 10:30 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect three (3) directors, each to serve for a term of three years.

2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm of SB Financial for the fiscal year ending December 31, 2015.

3.	To consider and vote upon a non-binding advisory resolution to approve the compensation of SB Financial’s named executive officers.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Your Board of Directors recommends that you vote “FOR” the election as SB Financial directors of the nominees listed in SB Financial’s proxy statement for the Annual Meeting, and “FOR” Proposals 2 and 3.

This year’s Annual Meeting will be a virtual meeting of shareholders. You will be able to participate in the meeting, vote and submit questions during the the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SBFG2015. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card.

Shareholders of record at the close of business on February 27, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

All shareholders are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting virtually, it is important that your common shares be represented.

By Order of the Board of Directors,

/s/ Mark A. Klein

Mark A. Klein

President and Chief Executive Officer

SB Financial Group, Inc.

SB FINANCIAL GROUP, INC.

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

PROXY STATEMENT FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2015

GENERAL INFORMATION

This proxy statement and related materials are being made available to shareholders of SB Financial Group, Inc. (the “Company”, “SB Financial” or “SBFG”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2015, at 10:30 a.m., Eastern Daylight Savings Time, and at any adjournment(s) thereof. This year’s Annual Meeting will be entirely virtual, which means that shareholders will be able to participate in the Annual Meeting online, vote their shares electronically and submit questions online during the meeting by accessing the live webcast at www.virtualshareholdermeeting.com/SBFG2015. You will need your unique control number, which is provided on your proxy card, to enter the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON APRIL 29, 2015

The Company’s Notice of Annual Meeting, this proxy statement, and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014, are each available at http://www1.snl.com/irweblinkx/FinancialDocs.aspx?iid=101021.

Copies of the Company’s Annual Report on Form 10-K for the 2014 fiscal year may be obtained at the Company’s website at www.YourStateBank.com by first clicking “Investor Relations”, “Corporate Governance” and then “SEC Filings”. Or, you can obtain paper copies, without charge, by sending a written request to: Anthony V. Cosentino, Chief Financial Officer, SB Financial Group, Inc., 401 Clinton Street, Defiance, OH 43512.

This year, the Company is furnishing proxy materials for the Annual Meeting over the Internet to certain shareholders of the Company, who will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders. This proxy statement, the form of proxy card and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014 (the “2014 fiscal year”), which includes the audited consolidated financial statements of the Company for the 2014 fiscal year, is being delivered with this proxy statement (the “Annual Report”). The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company’s proxy materials over the Internet and how shareholders can receive a paper copy of the proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice is not itself a proxy card.

On or about March 20, 2015, the Company will mail to all holders of record as of February 27, 2014 (the “Record Date”) of common shares of the Company (“Common Shares”) either (1) a copy of the Notice of Annual Meeting of Shareholders, this proxy statement, the form of proxy card and the Annual Report, or (2) a Notice of Internet Availability of Proxy Materials, which will indicate how to access the Company’s proxy materials on the Internet.

Each of the 4,909,975 Common Shares of the Company outstanding on February 27, 2015 is entitled to one vote on all matters acted upon at the Annual Meeting. Only shareholders of record as of the close of business on February 27, 2015 will be entitled to vote at the Annual Meeting. The shares represented by all properly executed proxies submitted to the Company will be voted as designated. Each person giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at the address listed above or in an open meeting at any time before it is voted. The last-dated proxy you submit by any means will supersede any previously submitted proxy. If your Common Shares are held in “street name” and you have instructed your broker, financial institution or other nominee to vote your Common Shares, you must follow directions received from your broker, financial institution or other nominee to change your vote.

Annually, the Company provides each registered shareholder at a shared address, not previously notified, with a separate notice of the Company’s intention to “household” proxy materials. Only one copy of this proxy statement and the Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to previously notified multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. Registered shareholders who share an address and would like to receive a separate copy of the Annual Report, proxy statement for the Annual Meeting and/or Notice of Internet Availability of Proxy Materials delivered to them, or have questions regarding the householding process, may contact Investor Relations by calling 800-273-5820, or forwarding a written request addressed to SB Financial Group, Inc., Attention: Investor Relations, Anthony V. Cosentino, 401 Clinton Street, Defiance, Ohio 43512. Promptly upon receipt of a request, an additional copy of the Annual Report, proxy statement for the Annual Meeting and/or Notice of Internet Availability of Proxy Materials, as applicable, will be sent. By contacting Investor Relations, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies. Beneficial shareholders who hold Common Shares through a broker, financial institution or other nominee, should contact their broker, financial institution or other nominee for specific information on the householding process as it applies to their accounts.

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VIRTUAL MEETING INFORMATION

This year, we will be hosting an entirely virtual Annual Meeting. Shareholders will be able to participate in the Annual Meeting online via live webcast. Provided below is the summary of the information that you will need to participate in the Annual Meeting:

●	Shareholders can participate in the Annual Meeting via live webcast over the Internet at www.virtualshareholdermeeting.com/SBFG2015.

●	You will need your unique control number, which is provided on your proxy card, to enter the Annual Meeting.

●	The webcast of the Annual Meeting will begin at 10:30 a.m., Eastern Daylight Savings Time, on April 29, 2015.

●	Shareholders will have the ability to vote and submit questions during the Annual Meeting webcast.

●	Instructions as to how to participate via the Internet, including how to verify stock ownership, are available at www.virtualshareholdermeeting.com/SBFG2015.

●	If you have questions regarding how to participate via the Internet, you may call Anthony V. Cosentino at 800-273-5820 or 419-783-8950 on the day before the Annual Meeting and the day of the Annual Meeting.

●	Replay of the Annual Meeting webcast will be available until April 28, 2016.

VOTING INFORMATION

Whether or not you plan to participate in the Annual Meeting, you may ensure your representation by voting your Common Shares by one of the following methods:

●	By submitting a traditional paper proxy card;

●	By submitting a proxy via the Internet prior to the Annual Meeting; or

●	By participating in the Annual Meeting online and voting electronically during the meeting.

Submitting a Proxy via the Internet. You may submit a proxy via the Internet by following the instructions set forth on the form of proxy card or the Notice of Internet Availability of Proxy Materials. If your Common Shares are registered in the name of a broker, financial institution or other nominee (i.e., you hold your Common Shares in “street name”), your nominee may allow you to submit a proxy via the Internet. In that case, the voting form your nominee sent you will provide instructions for submitting your proxy via the Internet. For shareholders whose Common Shares are registered in the name of a broker, financial institution or other nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy via the Internet.

Voting at the Annual Meeting. If you participate in the Annual Meeting online, you will have the opportunity to vote electronically during the Annual Meeting webcast. Shareholders can participate in the Annual Meeting via live webcast and vote electronically over the Internet at www.virtualshareholdermeeting.com/SBFG2015.

In accordance with policy, proxy cards, ballots and voting instructions that identify individual shareholders will be kept confidential. Exceptions to this policy, however, may be necessary in limited instances to comply with applicable legal requirements and, in the event of a contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting.

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Quorum Requirement for the Annual Meeting

Under the Company’s Amended and Restated Regulations (the “Regulations”), a quorum is a majority of the Common Shares outstanding. Common Shares may be present in person via on-line or represented by proxy at the virtual Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. In general, broker non-votes occur when Common Shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote such Common Shares on the proposal. Brokers have discretionary authority to vote their customers’ Common Shares on “routine” proposals, such as the proposal to ratify the appointment of the Company’s independent registered public accounting firm, even if they do not receive voting instructions from their customers. Brokers cannot, however, vote their customers’ Common Shares on “non-routine” matters without instructions from their customers. Pursuant to applicable stock exchange rules, the ratification of the appointment of SB Financial’s independent registered public accounting firm (Proposal No. 2) is the only routine matter. The election of directors and each of the other Proposals are considered non-routine matters and, therefore, your broker may vote on these matters only if you provide voting instructions.

Cost of Proxy Solicitation

The Company will bear the costs of preparing, printing and delivering this proxy statement, proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board (other than the Internet usage charges incurred if a shareholder appoints a proxy electronically). Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries who are record holders of Common Shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of Common Shares entitled to vote at the Annual Meeting.

Your Vote Is Important. Your Prompt Cooperation In Voting Your Common Shares Is Greatly
Appreciated.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Regulations of the Company, three directors will be elected at the Annual Meeting for terms of three years. The Board proposes that each of the three director nominees identified below be re-elected for a new term of three years expiring in 2018. Each of these nominees was approved by the Board upon the recommendation of the Governance and Nominating Committee.

Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. Pursuant to the procedures set forth under the Regulations and Ohio law, the three nominees who receive the greatest number of votes will be elected as directors of the Company. Common Shares represented by properly submitted proxies will be voted FOR the election of the Board’s nominees unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more nominees. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees for whom the authority to vote has been withheld. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director for any reason, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named below will not serve if elected.

The Board of Directors proposes the election of the following persons, all of whom were recommended by the Governance and Nominating Committee, to terms that will expire in 2018:

Name	Age	Position(s) Held	Director Since
George W. Carter	55	Director, SBFG and State Bank	2013
Gary M. Cates	55	Director, SBFG and State Bank	2013
Timothy J. Stolly	57	Director, SBFG and State Bank	2010

The following directors will continue to serve after the annual meeting for the terms indicated:

Name	Age	Position(s) Held	Director Since	Term Expires
Robert a. Fawcett, Jr.	73	Director, SBFG and State Bank	1992	2017
Gaylyn J. Finn	66	Director, SBFG and State Bank	2010	2017
Richard L. Hardgrove	76	Director and Chairman of the Board, SBFG, State Bank and RDSI	2004	2016
Rita A. Kissner	69	Director, SBFG, State Bank and RDSI	2004	2017
Mark A. Klein	60	Director, President and Chief Executive Officer, SBFG, State Bank and RDSI	2010	2016
William G. Martin	48	Director, SBFG and State Bank	2014	2016

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

The following gives certain information, as of the Record Date, concerning each nominee for election as a director of the Company and each director whose term will continue after the Annual Meeting. The following also provides an overview of certain specific skills that qualify each of our current directors and director nominees to serve as a director or to be nominated for re-election. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Mr. Carter has over 27 years of experience in the utility industry. He currently serves as Chief Executive Officer and General Manager of the Paulding Putnam Electric Cooperative, and has held that position since 2005. Mr. Carter is an active member of his community, having served on the Northwest Ohio Port Authority;the Paulding Kiwanis Club and the United Way of Paulding County and currently serving on the Buckeye Power Inc. Board. Mr. Carter was appointed to the Boards of Directors of the Company and State Bank in August 2013. He currently serves on the Compensation and Loan Review Committees.

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Mr. Cates has been a senior level healthcare executive with 30 years experience. He has a strong background in strategic planning, business development and human resource development in multiple industries. He brings a significant background in management, leadership and communication skills as well as experience with hospital acute care and post-acute care operations, marketing and board relationships. He currently serves as the Chief Philanthropy Office of Promedica Health System overseeing the system’s thirteen foundations and sits on the system Executive Team. He also has significant board service experience, having served on the boards of directors of numerous for-profit and non-profit organizations including the United Way of Defiance County and the Hospital Council of Northwest Ohio. Mr. Cates was appointed to the Boards of Directors of the Company and State Bank in 2013. He currently serves on the Audit and C0mpensation Committees.

Mr. Fawcett has owned and operated a medium-sized insurance business for over 30 years and currently serves as an insurance sales consultant. He brings entrepreneurial and business leadership to the Board. He also has significant board service experience, having served on the boards of directors of numerous for-profit and non-profit organizations including the Putnam County DD Housing Board and the Putnam County YMCA Board. Mr. Fawcett has been a director of the Company and State Bank since 1992 and also served as a director of RFC Banking Company from 2001 to 2004. He currently serves on the Governance Committee and is the Chairman of the Board’s Compensation Committee .

Mr. Finn brings to the Board an extensive financial and risk management background. He served as Treasurer and Associate Vice President for Finance for Bowling Green State University until 2008. While serving at Bowling Green State University, Mr. Finn was responsible for receipts, disbursement, financial reporting and investing functions of the university as well as the risk management function. He has been a certified public accountant since 1974 (currently inactive) and previously worked for a large public accounting firm. Mr. Finn also served as a corporate controller for seven years. He has over thirty-two years experience as a financial executive in the for-profit and non-profit arenas. He currently serves as Board Chairman of the Wood County Hospital. Mr. Finn’s experience in finance has qualified him as an “audit committee financial expert” under SEC guidelines. He currently serves on the Audit Committee and is the Chairman of the Board’s Loan Review Committee.

Mr. Hardgrove brings an extensive background in finance and financial institution management. He has over 50 years of banking experience, during which he served as the CEO of three different banks with assets of $500 million to $5 billion, as well as serving 16 years as the CEO of a bank holding company. As CEO of financial institutions, he led these financial institutions through a number of successful mergers. Mr. Hardgrove also formerly served as the Deputy Superintendent of Banks for the State of Ohio. He has served as a bank director for 35 years. Mr. Hardgrove currently serves as Chairman of the Board of each of the Company, State Bank and RDSI. He is a member of the Compensation Committee and is the Chairman of the Board’s Governance Committee.

Ms. Kissner has broad knowledge of finance and leadership in local government. Her diverse professional background includes serving as Mayor of Defiance, a mid-sized Northwest Ohio town, as well as finance director and auditor. She exercised her leadership skills as the Main Street Director of the Defiance Development and Visitors Bureau, and she also serves as a trustee and past Board Chair of Defiance College. Ms. Kissner currently serves on the Compensation Committee and is Chairperson of the Board’s Audit Committee.

Mr. Klein brings to the Board extensive experience in the financial services industry. He has served as the President and CEO of State Bank since 2006, and as President and CEO of the Company since 2010. Prior to joining the Company and State Bank, Mr. Klein was Senior Vice President Private Banking of Sky Bank, Toledo, Ohio from 2004 to January 2006, and Vice President and Team Leader of Sky Bank, Toledo, Ohio from 2000 to 2004. From 1994 to 1999, Mr. Klein was Executive Vice President and Senior Lender at a $450 million Sky Bank affiliate. Currently, Mr. Klein is a board member of the Defiance City Schools where he has served the past 17 years while providing leadership as past president in 2001, 2006 and 2011. Mr. Klein is the Chairman of the ProMedica Defiance Regional Hospital Board and serves on the Toledo Promedica Board of Trustees. Mr. Klein was also appointed by Governor Kasich in 2013 to serve the banking industry as a member of the State of Ohio Banking Commission. Mr. Klein is active in his community including his involvement in Defiance 2100; a diverse group of community leaders driving economic progress. He is also a past member of the Defiance Area Foundation, Defiance City School Foundation and past member and past Chairman of the ProMedica Defiance Regional Hospital Foundation Board.

Mr. Martin has extensive background in finance and leadership within his community. He has over 27 years experience in finance and has been a certified public accountant since 1993 (currently inactive). He started his career at a “Big 8” accounting firm and held the position of Controller at a furniture company. Mr. Martin is currently President and Chief Financial Officer of Spangler Candy Company, a family-owned private candy making company headquartered in Bryan, Ohio where he has been employed for the past 16 years. Mr. Martin is very community involved serving as past treasurer of the Bryan Athletic Boosters and is Vice Chair of the Bryan Area Foundation serving on both its Investment and Nominating Committees. Mr. Martin was appointed as a director of the Company and State Bank in February 2014.

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Mr. Stolly brings to the Board over 30 years experience in the insurance industry, as well as a strong sales and services background as a true entrepreneur with a strong business acumen. Mr. Stolly is very community involved. He currently is President of the Lima Interfaith Senior Housing and serves on the board of St. Rita’s Hospital Development Committee. He currently serves on the Board’s Audit and Governance Committees.

YOUR BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES

CORPORATE GOVERNANCE

Director Independence

The Board has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries, including those described under the heading “TRANSACTIONS WITH RELATED PERSONS” beginning on page 18 of this proxy statement, and the compensation and other payments, if any, each director has, both directly and indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director qualifies as independent based on the definition of an “independent director” set forth in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).

The Board has affirmatively determined that the Board has at least a majority of independent directors, and that each of the following directors has no financial or personal relationships, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Company’s banking subsidiaries and ownership of the Company’s Common Shares as described in this proxy statement) and thus qualifies as an “independent director” under NASDAQ Marketplace Rule 5605(a)(2): George Carter, Gary M. Cates, Robert A. Fawcett, Jr., Gaylyn J. Finn, Richard L. Hardgrove, Rita A. Kissner, William G. Martin and Timothy J. Stolly. The Board has determined that Mark A. Klein does not qualify as an independent director because he currently serves as an executive officer of the Company and certain of its subsidiaries.

Director Qualifications and Review of Director Nominees

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Governance and Nominating Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works to attract candidates with those qualifications. The Governance and Nominating Committee has adopted a written policy regarding qualifications of directors. Pursuant to this policy, individuals who are nominated for election to the Board must possess certain minimum personal and professional qualities, including, without limitation, personal integrity and ethical character; demonstrated achievement in business, professional, governmental, communal, scientific or educational fields; sound judgment borne of management or policy-making experience; and a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. The policy also requires the Governance and Nominating Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation or the source of the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

The Company does not have a formal policy that requires the consideration of diversity in identifying nominees for election to the Board. However, the Governance and Nominating Committee’s policy regarding qualifications of directors provides that the Company will seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

The Board believes that each nominee and current Board member brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, insurance, accounting and finance, real estate, marketing and government.

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Board Leadership

Currently, the Company’s Chief Executive Officer and Chairman of the Board positions are separate. Richard L. Hardgrove, an independent director of the Company, has served as the Chairman of the Board since 2010. The Board believes that its current leadership structure has been appropriate and effective over the past several years given the needs of the Company and the qualifications and experience of the individuals serving as Chief Executive Officer and Chairman. In particular, this leadership structure has allowed the Company to benefit from the extensive banking and leadership experience of Mr. Hardgrove in his role as Chairman. It has also promoted more active participation by and input from the independent directors in setting agendas and establishing priorities and procedures for the Board.

The Board also believes that the Company and its shareholders are best served by a Board that has the flexibility to establish and change the Board’s leadership structure from time to time to fit the needs of the Company. Pursuant to the Regulations and applicable law, the Board of Directors has the power and authority to combine or separate the positions of Chairman and Chief Executive Officer. Thus, from time to time, the Board may consider combining the roles of Chief Executive Officer and Chairman, and/or appointing a Lead Director. These decisions will be dependent upon the needs of the Company at that time, including the composition of the Board and the availability, willingness and qualifications of candidates to serve as Chairman and/or Lead Director, as well as other factors.

The Board believes that the administration of its risk oversight function has not affected the Board’s leadership structure. The Board is actively involved in oversight of risks that could affect the Company and this oversight is conducted primarily through the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, all of which are comprised entirely of (and chaired by) independent directors.

Communications with the Board

Shareholders may initiate communication with the directors of the Board. Any shareholder wishing to do so may write to the Board of Directors at the Company’s principal business address, 401 Clinton Street, Defiance, OH 43512. Any shareholder communication so addressed will be delivered to the director or a member of the group of directors to whom it is addressed or to the Chairman if addressed to the Board of Directors. In addition, communication via the Company’s website at www.YourStateBank.com may be used. There is no screening process in respect to shareholder communications. All shareholder communications received by an officer of SB Financial for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.

MEETINGS AND COMMITTEES OF THE BOARD

Each member of the Board is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholder meetings. The Board met twelve times during 2014, of which all were regularly scheduled meetings. Each director attended 75% or more of the aggregate of the number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served during 2014. The board has four standing committees: Audit Committee, Compensation Committee, Governance and Nominating Committee and Loan Review Committee. In accordance with the NASDAQ Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise. The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on April 23, 2014.

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The Board’s standing committees facilitate and assist the Board in the execution of its responsibilities. Each of these committees operates under a written charter, which is available on the Company’s website at www.YourStateBank.com by first clicking “Investor Relations”, “Corporate Governance” and then “Supplementary Info.”

Director	Audit Committee Member		Compensation Committee Member		Governance and Nominating Committee Member		Loan Review Committee Member
George W. Carter			X				X
Gary M. Cates	X		X
Robert A. Fawcett,Jr.			X	(Chair)	X
Gaylyn J. Finn	X						X	(Chair)
Richard L. Hardgrove			X		X	(Chair)
Rita A. Kissner	X	(Chair)	X
William G. Martin					X
Mark A. Klein
Timothy J. Stolly	X				X

Number of meetings held – 2014	4		5		3		4

Audit Committee

The function of the Audit Committee is to assist the Board in its oversight of:

●	the accounting and financial reporting principles and policies and the internal accounting and disclosure controls and procedures of the Company and its subsidiaries;
●	the Company’s internal audit function;
●	the certification of the Company’s quarterly and annual financial statements and disclosures; and
●	the Company’s consolidated financial statements and the independent audit thereof.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. Additionally, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Company and its subsidiaries. In addition, the Board has determined that Gaylyn J. Finn qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K promulgated by the SEC by virtue of his service as the Treasurer and Associate Vice President for Finance of Bowling Green State University prior to his retirement and his CPA certification (currently inactive).

Compensation Committee

The function of the Compensation Committee is to review and recommend to the Board the salary, bonus and other compensation to be paid to, and the other benefits to be received by, the Company’s named executive officers. In addition, the Compensation Committee evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees. The Compensation Committee also administers the Company’s stock incentive plans. For a full listing of the Compensation Committee duties and responsibilities, please reference the Committee charter which is available on the Company’s website at www.YourStateBank.com by first clicking “Investor Relations”, “Corporate Governance” and then “Supplementary Info.”

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Governance and Nominating Committee

The function of the Governance and Nominating Committee is to assist the Board in identifying qualified individuals to become directors of the Company and its subsidiaries, determining the composition of the boards of directors and their committees, monitoring a process to assess the effectiveness of the boards of directors and their committees and developing and implementing the Company’s corporate governance guidelines. The Governance and Nominating Committee also evaluates the performance of the current members of the boards of directors of the Company and its subsidiaries on an annual basis. Members of the boards of directors participate in director education programs throughout the year. Education activities potentially include participation in conferences, seminars, or webinars conducted from time to time by national or state associations or industry experts. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to Richard L. Hardgrove, Chairman of the Board of the Company or Mark A. Klein, President and Chief Executive Officer of the Company. To be considered, recommendations must be received at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512, no later than June 30th of the year preceding the annual meeting of shareholders and must state the qualifications of the proposed candidate.

Shareholders may also nominate an individual for election as a director of the Company by following the procedures set forth in the Regulations. Pursuant to the Regulations, all shareholder nominations must be made in writing and delivered or mailed (by first class mail, postage prepaid) to Keeta J. Diller, Secretary of the Company at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512. Nominations, for an annual meeting of shareholders must be received by the Secretary of the Company on or before the later of (a) the February 1st immediately preceding the date of the annual meeting of shareholders or (b) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders at which directors were elected. However, if the annual meeting of shareholders is not held on or before the 31st day following the first anniversary of the most recent annual meeting of shareholders at which directors were elected, nominations must be received by the Secretary of the Company within a reasonable time prior to the date of the annual meeting of shareholders. Nominations for a special meeting of shareholders at which directors are to be elected must be received by the Secretary of the Company no later than the close of business on the 7th day following the day on which the notice of the special meeting was mailed to shareholders. In any event, each nomination must contain the following information: (a) the name, age and business or residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of Common Shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Loan Review Committee

The function of the Loan Review Committee is to assist the Board in fulfilling its oversight responsibilities of credit quality at State Bank. The Loan Review Committee is comprised of independent directors who are not involved in the loan approval process at State Bank, except when full Board approval is required due to the nature or size of a particular credit being presented.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The Compensation Committee of the Board has the responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive. The Compensation Committee also provides oversight for all significant compensation plans for all officers, non-officers, and directors.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, Chief Financial Officer and Senior Lender during the 2014 fiscal year, and who are included in the Summary Compensation Table on page 10 of this proxy statement, are referred to as the “named executive officers”.

Compensation Philosophy

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific, long-term and strategic goals set by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain quality employees in key positions. The Compensation Committee attempts to ensure that the compensation provided to key employees of the Company and its subsidiaries, including the named executive officers, remains competitive relative to the compensation paid to similarly situated employees at comparable companies. The Compensation Committee further believes that such compensation should include both cash and equity-based compensation that rewards performance as measured against established goals.

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The Compensation Committee formally adopted a compensation philosophy in early 2012 which will drive compensation decisions moving forward. The summarized philosophy is as follows:

The Company is committed to providing all executives with fair and equitable compensation programs. For executives, this includes a competitive base salary, incentive compensation, both long-term and short-term, and other ancillary benefit programs. For non-executive employees, this includes a competitive base salary, short-term performance-based incentives, and other ancillary benefits as recommended by management. For directors this includes retainers, attendance fees, equity awards and other benefits as approved by the Board of Directors. The Company’s objectives are to ensure its compensation arrangements are competitive as compared to peers in the financial industry and are consistent with the safety and soundness of the Company.

It is the policy of the Compensation Committee to conduct a periodic, independent review of the Company’s compensation programs to verify the reasonableness of its compensation programs for executives, directors and key officers as compared to peer groups and all applicable federal and state laws, rules and regulations. The independent review is to be conducted by a nationally recognized independent compensation consulting company. The independent firm may not have any personal or business relationships with any Board member or officer of the Company.

The Compensation Committee engaged the services of Blanchard Consulting Group (“Blanchard”), a nationally recognized independent compensation consulting company. The Compensation Committee engaged Blanchard for projects that addressed compliance oversight and other services, including, but not limited to, development of comparative peer group reviews, evaluation of various plans that impact executive compensation and meeting with and providing instruction to the Compensation Committee with regard to the elements of executive compensation planning.

Components of Executive Compensation

Base Salary

The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, and analysis of how the Company’s and its subsidiaries’ compensation of its executive officers compares to compensation of individuals holding comparable positions with companies of similar asset size and complexity of operations.

During its review of each executive’s base salary, the Compensation Committee primarily considers:

●	market data provided by outside consultants, such as Blanchard Consulting Group;
●	internal review of the executive’s compensation, both individually and relative to other officers; and
●	individual performance of the executive.

Non-Equity Incentive Compensation

The Incentive Compensation Plan is a Company-wide incentive compensation program which is intended to link incentive compensation directly to the Company’s and individual’s performance and, thereby, to shareholder value. The following were some of the 2014 organization-wide objectives supported by the plan:

●	Build a high-performance financial company;
●	Grow the business;
●	Ensure sound operations, policies and procedures; and
●	Build on the value proposition strength within each business unit.

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The following table sets forth the range of potential payouts under the 2014 Incentive Compensation Plan for the named executive officers.

Incentive Compensation Plan Opportunity Levels for 2014 Fiscal Year

	Estimated Possible Payouts Under Non-Equity Incentive Plan
Executive Officer	Threshold	Target	Maximum
Mark A. Klein	$31,673	$63,345	$126,690
Anthony V. Cosentino	$17,473	$34,947	$69,894
Jonathan R. Gathman	$15,500	$31,000	$62,000

Equity-Based Awards

The Company believes that it is also important to provide compensation which serves as an incentive for long-term corporate financial performance. These stock incentive plans are intended to encourage participants to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join and/or remain with the Company and its subsidiaries.

Retirement, Severance and Change in Control Benefits

Employment Agreements. The Company entered into an Employment Agreement, dated as of July 30, 2010, with Mark A. Klein, President and Chief Executive Officer of the Company and State Bank (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Klein is entitled to receive certain severance or change in control payments and benefits if he is terminated by the Company under certain circumstances. Information regarding the payments and benefits provided under the Employment Agreement is set forth under the heading “EMPLOYMENT AGREEMENT” beginning on page 14 of this proxy statement.

SERP Agreements. The Company has entered into Supplemental Executive Retirement Plan Agreements with Mark A. Klein and Anthony V. Cosentino (the “SERP Agreements”). Under the terms of the SERP Agreements, the executive officers are entitled to receive certain benefits following retirement. Information regarding the payments and benefits provided under the SERP Agreements is set forth under the heading “SERP AGREEMENTS” beginning on page 13 of this proxy statement.

Change in Control Agreements. The Company has entered into Change in Control Agreements with Mark A. Klein, Anthony V. Cosentino and Jonathan R. Gathman (the “Change in Control Agreements”). Under the terms of the Change in Control Agreements, each of the executive officers is entitled to receive certain benefits, including a lump sum cash payment, if the executive officer is terminated by the Company under certain circumstances in connection with a “change in control” of the Company. Information regarding the Change in Control Agreements is set forth under the heading “CHANGE IN CONTROL AGREEMENTS” beginning on page 12 of this proxy statement.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain quality employees for key positions.

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Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation awarded or paid to, or earned by, each of the named executive officers of the Company.

Summary Compensation Table for 2014 and 2013 Fiscal Years

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position(s)	Year	Salary	Incentive Plan Compensation (1)	Stock Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total

Mark A. Klein
President & Chief Executive Officer of the Company, State	2014	$265,760	$48,726	$20,704	$48,955	$25,479	$409,624
Bank and RDSI	2013	$253,261	$31,105	$18,060	$49,477	$29,400	$381,303

Anthony V. Cosentino
Executive Vice President & Chief Financial Officer of the Company, State	2014	$179,120	$29,113	$10,352	$19,244	$12,970	$250,799
Bank, and RDSI	2013	$174,725	$17,925	$9,047	$20,271	$14,531	$236,500

Jonathan R. Gathman
Executive Vice President and Senior	2014	$158,148	$32,293	$10,352	--	$11,334	$212,127
Lender of State Bank	2013	$154,840	$18,941	$9,047	--	$12,241	$195,070

(1)	The amounts shown in column (d) reflect bonuses earned under the Company’s Incentive Compensation Plan.

(2)	The amounts shown in column (e) reflect the equity award payouts under the SB Financial Long-Term Compensation Plan. Such equity award payouts in 2014 and 2013 consisted of restricted stock awards granted under the 2008 Stock Incentive Plan of the Company with a grant date fair value of $9.55 in 2014 and $8.60 in 2013 and have a four-year vesting schedule. There were no stock option awards during 2014 or 2013.

(3)	The amounts shown in column (f) reflect the actuarial increase in the present value of the named executive officer’s accumulated benefits under his SERP Agreement determined using assumptions consistent with those used in the Company’s financial statements and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	The amount shown in column (g) reflects “All Other Compensation”, which includes the following perquisites and personal benefits:

All Other Compensation Table

Name		401(k)/ HSA Match Contribution	Auto Allowance	Whole Life Insurance Benefit	ESOP Contributions		Social Dues $ Membership	Other	Total All Other Compensation
Mark A.	2014	$9,717	$3,854	$2,748	--	(1)	$1,334	$7,826	$25,479
Klein	2013	$9,547	$4,013	$1,805	$8,526		$2,027	$3,482	$29,400

Anthony V.	2014	$8,480	--	$853	--	(1)	--	$3,637	$12,970
Cosentino	2013	$7,587	--	$819	$5,881		--	$244	$14,531

Jonathan R.	2014	$7,381	--	$380	--	(1)	--	$3,573	$11,334
Gathman	2013	$6,491	--	$359	$5,211		--	$180	$12,241

(1)	As of the date of this proxy, the ESOP allocation for 2014 had not yet been determined.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the unexercised stock options and unvested restricted stock held by each of the named executive officers as of the end of the 2014 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar.

Outstanding Equity Awards at Fiscal Year-End for 2014

	Option Awards (2) (3)					Stock Awards (4)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (3)		Market Value of Shares or Units of Stock that have not Vested ($)

Mark A. Klein	10,000	--		$11.72	12/21/2015	--		--
	5,000	--		$11.50	02/14/2017	--		--
	15,000	--		$6.98	02/17/2020	--		--
						1,500	(a)	$14,325
						1,575	(b)	$15,041
						2,168	(c)	$20,704

Anthony V. Cosentino	4,000	1,000	(2)	$6.66	03/16/2020	--		--
						750	(a)	$7,163
						789	(b)	$7,535
						1,084	(c)	$10,352

Jonathan R. Gathman	1,000	--		$11.50	02/14/2017	--		--
	5,000	--		$6.98	02/17/2020	--		--
						750	(a)	$7,163
						789	(b)	$7,535
						1,084	(c)	$10,352

(1)	Unless otherwise indicated, all amounts reflect Common Shares of the Company underlying stock options granted pursuant to the 2008 Plan.

(2)	Stock options have 10-year terms and vest over a five-year period. The portion of the stock options that remains unexercisable will vest and become exercisable on March 16, 2015.

(3)	Restricted Shares awarded pursuant to the 2008 Stock Incentive Plan. Restricted Shares are subject to restrictions on transferability and risk of forfeiture until they become fully vested on February 5, 2017 (a), February 5, 2018 (b) and February 5, 2019 (c). The Market value of Restricted Shares was computed based on the closing market price of the Company’s Common Shares on February 5, 2015 ($9.55).

Change in Control Agreements

The Company entered into an Amended and Restated Change in Control Agreement on July 30, 2010 with Mark A. Klein in connection with his appointment as President and Chief Executive Officer of the Company. The Company entered into a Change in Control Agreement on April 21, 2010 with Anthony V. Cosentino in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company. The Company also entered into a Change in Control Agreement on April 30, 2012 with Jonathan R. Gathman for his role as Executive Vice President and Senior Lender of the bank.

Each Change in Control Agreement has a rolling term of 24 months with the initial term being extended for an additional 12 months on each anniversary of the effective date of the Change in Control Agreement unless the Company notifies the executive officer in writing to the contrary at least 90 days before the anniversary date. Each Change in Control Agreement will generally renew automatically for an additional 12-months unless the Company notifies the executive officer at least 90 days before the end of the then-current term that the Company does not wish to renew the Change in Control Agreement.

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Under each Change in Control Agreement, (1) if an executive officer is terminated by the Company or its successor in connection with a “Change in Control” of the Company (as defined in the Change in Control Agreements but excluding any termination for “Cause” as defined in the Change of Control Agreements) during the “Protection Period” (as defined in the Change in Control Agreements and extending for 12 months following a Change in Control) or (2) if the executive officer terminates employment for “Good Reason” during the Protection Period, the Company or its successor will:

●	pay the executive officer a lump sum cash payment equal to 2.99 times (Mr. Klein) or 2.0 times (Mr. Cosentino and Mr. Gathman) the executive officer’s “Annual Direct Salary” (i.e., the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment);

●	provide the executive officer and the executive officer’s family (if the executive officer elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years (Mr. Klein) or two years (Mr. Cosentino and Mr. Gathman), at the same level and subject to the same terms that were in effect on the first day of the Protection Period; and

●	provide any other payments or benefits to which the executive officer is entitled under the terms of any other agreement, arrangement, plan or program in which the executive officer participates.

If a termination under the circumstances described above in connection with a Change of Control of the Company had occurred on December 31, 2014, Mr. Klein, Mr. Cosentino and Mr. Gathman would have been entitled to receive a lump sum cash payment of $795,487, $358,205 and $316,200, respectively. In addition, Mr. Klein, Mr. Cosentino and Mr. Gathman (and their respective families) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of three years (Mr. Klein) or two years (Mr. Cosentino and Mr. Gathman) following termination, at an annual cost to the Company of approximately $8,300 for each executive officer.

Under each Change in Control Agreement, if an executive officer’s employment is terminated for “Cause” (as defined in the Change in Control Agreements) or if the executive officer voluntarily terminates his employment without “Good Reason” (as defined in the Change in Control Agreements), the Change in Control Agreement will terminate immediately and the executive officer will not be entitled to any compensation or benefits other than salary accrued through the date his employment terminated and benefits to which the executive officer is entitled under the terms of the Company’s (or any successor entity’s) benefit plans.

If an executive officer dies or becomes permanently disabled during his employment, his Change in Control Agreement will terminate and the Company will have no further obligations to the executive officer under his Change in Control Agreement. However, any compensation that becomes payable to an executive officer under his Change in Control Agreement prior to his death or permanent disability will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

If a Change in Control occurs and the executive officer receives payments under his Change in Control Agreement, the executive officer will be prohibited from engaging in certain prohibited activities in competition with the Company for two years following the termination of the executive officer’s employment with the Company or its successor. The Change in Control Agreements also impose customary confidentiality obligations on the executive officers.

SERP Agreements

Effective March 1, 2006, the Company entered into a SERP Agreement with Mark A. Klein. The SERP Agreement for Mr. Klein was subsequently amended and restated in December 2008 to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder. Effective April 21, 2010, the Company also entered into a SERP Agreement with Anthony V. Cosentino.

Under the SERP Agreements, if the executive officer remains in the continuous employment of the Company until the executive officer’s “Retirement Date” (i.e., age 65 for Mr. Klein and Mr. Cosentino, unless shortened or extended by the Board), beginning on the first day of the month following the executive officer’s termination of employment after the Retirement Date, the executive officer will receive an annual benefit equal 20% (Mr. Klein), or 15% (Mr. Cosentino) of his “Annual Direct Salary” in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. “Annual Direct Salary” means the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment.

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If there is a “Change in Control” of the Company (as defined in the SERP Agreements) and the executive officer is terminated after such Change in Control, the executive officer will receive an annual benefit equal to 20% (Mr. Klein), or 15% (Mr. Cosentino) of his Annual Direct Salary calculated as of the date of the change in control or the date the executive officer’s employment is terminated, whichever is higher. The annual benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months beginning on the first day of the month following the executive officer’s termination.

If an executive officer voluntarily terminates his employment prior to the executive officer’s Retirement Date, the executive officer’s SERP Agreement will terminate immediately and the Company will pay the executive officer an early retirement benefit equal to:

●	For Mr. Klein, 10% of his Annual Direct Salary if he terminates employment between age 55 and 60, 15% of his Annual Direct Salary if he terminates employment between age 60 and 65, and 20% of his Annual Direct Salary if he terminates employment at age 65; or

●	For Mr. Cosentino, 5% of his Annual Direct Salary if he terminates employment between age 55 and 60, 10% of his Annual Direct Salary if he terminates employment between age 60 and 65, and 15% of his Annual Direct Salary if he terminates employment at age 65.

The early retirement compensation described above will be paid beginning on the first day of the month following the executive officer’s termination in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. If the executive officer dies at any time prior to the executive officer’s Retirement Date while employed by the Company, the executive officer’s death will be treated as a termination prior to Retirement Date and the executive officer’s designated beneficiary or estate will receive an early retirement benefit as described above. If the executive officer voluntarily terminates his employment prior to age 55 or if the executive officer is discharged for “Cause” (as defined in the SERP Agreements), the executive officer will not be entitled to any compensation under his SERP Agreement.

If an executive officer dies or becomes permanently disabled during his employment, the executive officer’s SERP Agreement will terminate and the Company will have no further obligations to the executive officer under the SERP Agreement. However, any compensation that becomes payable to an executive officer under his SERP Agreement prior to the executive officer’s death or permanent disability (i.e., compensation arising from termination on or after Retirement Date, prior to Retirement Date or following a Change in Control) will continue to be paid to the executive officer or the executive officer’s designated beneficiary or estate, as appropriate.

During the term of the SERP Agreements and for a period of two years thereafter, the executive officers are prohibited from engaging in certain prohibited activities in competition with the Company. The SERP Agreements also impose customary confidentiality obligations on the executive officers.

Employment Agreement

The Company entered into the Employment Agreement with Mark A. Klein on July 30, 2010. Under the Employment Agreement, Mr. Klein is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Board. Mr. Klein must devote his full time and attention to the Company’s business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries. Mr. Klein is also prohibited from serving any company which competes with the Company or its subsidiaries.

The term of the Employment Agreement ran from July 30, 2010 to July 30, 2014 and the term automatically extends for additional one-year periods unless terminated.

During the term of the Employment Agreement, Mr. Klein will be paid an annual base salary of $265,760 or a higher amount set by the Company. Mr. Klein is also entitled to: (a) receive bonuses from time to time as the Company, in its sole discretion, deems appropriate; (b) receive paid vacation time in accordance with policies established by the Board; (c) participate in any of the Company’s employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Klein, unless the change would apply to all of the Company’s executive officers and would not affect Mr. Klein disproportionately); (d) receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Board; (e) use of a vehicle provided by the Company; and (f) receive any liability insurance coverage covering directors and officers of the Company.

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Termination for “Cause” or Without “Good Reason”. If Mr. Klein’s employment is terminated by the Board for “Cause” (as defined in the Employment Agreement) or by Mr. Klein without “Good Reason” (as defined in the Employment Agreement), the Employment Agreement (and all of Mr. Klein’s rights under the Employment Agreement) will terminate automatically. If Mr. Klein’s employment is terminated other than for Cause and the Company subsequently learns that Mr. Klein actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Klein (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment.

Termination by the Company Without “Cause” or by Mr. Klein for “Good Reason”. If Mr. Klein’s employment is terminated by the Company without Cause or by Mr. Klein with “Good Reason” (and such termination does not occur in connection with a “Change in Control” as defined below), the Company will: (a) pay all accrued obligations and continue to pay Mr. Klein his base salary in effect on the date of his termination of employment for two years following the date of his termination; and (b) provide Mr. Klein and his family (if he elected family coverage prior to the termination of his employment) with continued group health, dental and vision insurance coverage without cost to the executive for a period of one year.

If a termination of Mr. Klein’s employment under the circumstances described above had occurred on December 31, 2014, Mr. Klein would have been entitled to continue to receive his base salary of $265,760 for two years following the date of termination. It would begin to be paid to Mr. Klein within 60 days following the date of termination and would be payable in accordance with the Company’s normal payroll practices. In addition, Mr. Klein (and his family) would have been entitled to receive continued group health, dental and vision insurance coverage for a period of one year following termination, at an annual cost to the Company of approximately $5,400.

If Mr. Klein dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Klein under the Employment Agreement. However, any compensation that becomes payable to Mr. Klein under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Klein or his designated beneficiary or estate, as appropriate.

In the event of a Change of Control of the Company, the respective rights and obligations will be pursuant to the terms of Mr. Klein’s separate Change of Control agreement. If Mr. Klein becomes entitled to receive payments or benefits under the separate Change of Control agreement, then Mr. Klein would not be entitled to receive payments under the Employment Agreement for termination without Cause or for Good Reason.

If Mr. Klein receives compensation under his Employment Agreement in connection with the termination of his employment, he will be prohibited from engaging in certain activities in competition with the Company for one year following the termination of his employment. The Employment Agreement also imposes customary confidentiality obligations on Mr. Klein.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Each director of the Company who is not an employee of the Company or one of its subsidiaries (a “non-employee director”) currently receives an annual cash retainer in the amount of $9,000, which is paid in twelve monthly installments of $750 each. The Chairman of the Board (currently Richard L. Hardgrove) receives an additional annual cash retainer of $15,000, which is paid in twelve monthly installments of $1,250 each. Each non-employee director also receives an annual cash retainer of $1,000 for each committee of the Board on which he or she serves, except that the member of the Audit Committee designated as the “audit committee financial expert” (currently Gaylyn J. Finn) receives an annual cash retainer of $6,000. Each non-employee director also receives an additional $300 for each Board meeting attended and $300 for each meeting of a committee of the Board attended. Certain non-employee directors of the Company also serve on the board of directors of one or more of the Company’s subsidiaries, and receive an annual cash retainer for such service as well as fees for attendance at meetings of the board of directors of the appropriate Company subsidiary (and committees of that board).

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Director Compensation for 2014 Fiscal Year

The table below summarizes the compensation awarded or paid to, or earned by, each of the non-employee directors of the Company during the 2014 fiscal year. No director who is also an employee of the Company or one of its subsidiaries receives compensation for his service as a director or as a committee member of the Company or any of its subsidiaries. No equity grants were made in 2014.

Director Compensation Table for 2014 Fiscal Year

	Fees Earned or Paid in Cash ($)
Name	SBFG Director	State Bank Director	RDSI Director	All Other Compensation		Total
George W. Carter	$16,700	$11,625	--	--		$28,325
Gary M. Cates	$16,100	$11,175	--	--		$27,275
Robert A. Fawcett, Jr.	$17,300	$10,575	--	$866	(1)	$28,741
Gaylyn J. Finn	$22,300	$11,400	--	--		$33,700
Richard L. Hardgrove	$32,300	$10,575	$6,000	--		$48,875
Rita A. Kissner	$17,000	$9,900	$6,000	--		$32,900
William G. Martin (2)	$12,700	$9,500	--	--		$22,200
Timothy J. Stolly	$17,300	$10,275	--	--		$27,575

(1)	The amount reflects premiums paid by the Company on the split-dollar BOLI policies allocable to the death benefit of $150,000 assigned to Mr. Fawcett’s beneficiaries.

(2)	Mr. Martin was appointed to the Boards of Directors of the Company and State Bank on February 19, 2014

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the only persons known to the Company to own beneficially more than 5% of the outstanding Common Shares of the Company as of the Record Date.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Common Shares Outstanding
The State Bank and Trust Company, Trustee SB Financial Group Employee Stock Ownership Plan (ESOP) (1) 401 Clinton Street Defiance, Ohio 43512	464,377	9.47%

Phronesis Partners, L.P. (2) James Wiggins 130 East Chestnut Street, Suite 403 Columbus, OH 43215	413,923	8.48%

(1)	As reported in Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015. All Common Shares reflected in the table are held by The State Bank and Trust Company, as Trustee. Pursuant to the ESOP, the Trustee has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. As of February 10, 2015, a total of 2,776 Common Shares had not been allocated to participants in the ESOP. The Trustee is permitted to dispose of shares held in the ESOP only under limited circumstances specified in the ESOP or by law.

(2)	As reported in Schedule 13G/A filed with the Securities and Exchange Commission on February 18, 2015.

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The following table sets forth information concerning the beneficial ownership of Common Shares of the Company, as of the Record Date, by each current director of the Company, by each individual nominated for election as a director of the Company, by each named executive officer of the Company, and by all executive officers and directors of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner (2)	Common Shares Held as of the Record Date		Common Shares Which Can Be Acquired Upon Exercise of Options Currently Exercisable or Options First Becoming Exercisable Within 60 Days of the Record Date	Common Shares Which Can Be Acquired Upon Conversion of Depositary Shares (6)	Total	Percent of Class (3) (5)
George W. Carter	470		--	2,418	2,888
Gary M. Cates	5,256		--	967	6,223
Anthony V. Cosentino (4)	10,724	(7)	5,000	14,507	30,231
Robert A. Fawcett, Jr.	13,069	(8)	7,646	2,418	23,133
Gaylyn J. Finn	9,386		--	1,451	10,837
Jonathan R. Gathman (4)	16,646	(9)	6,000	4,836	27,482
Richard L. Hardgrove	7,500		6,000	2,418	15,918
Rita A. Kissner	10,449		9,000	484	19,933
Mark A. Klein (4)	27,412	(10)	30,000	9,739	67,151	1.37%
William G. Martin	1,432		--	1,451	2,883
Timothy J. Stolly	5,030		500	967	6,497

All executive officers and directors as a group (11 persons)	107,374		64,146	41,656	213,176	4.33%

(1)	Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share.

(2)	The mailing address of each of the current executive officers and directors of the Company is 401 Clinton Street, Defiance, Ohio 43512.

(3)	The Percent of Class is based upon the sum of (a) 4,909,975 Common Shares outstanding on the Record Date, (b) the number of Common Shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after the Record Date and (c) the number of Common Shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the conversion of depositary shares, each representing a 1/100th ownership interest in a 6.50% Noncumulative Convertible Perpetual Preferred Share, Series A, of the Company (“Depositary Shares), which are beneficially owned by the named person or group.

(4)	Individual named in the Summary Compensation Table. Mr. Klein also serves as a director of the Company.

(5)	Unless otherwise stated, reflects ownership of less than 1% of the outstanding Common Shares of the Company.

(6)	Represents the number of Common Shares as to which the named person or group has the right to acquire beneficial ownership upon the conversion of Depositary Shares which are beneficially owned by the named person or group.

(7)	Includes 200 Common Shares held in the names of Mr. Cosentino’s children for which Mr. Cosentino is custodian. Includes 3,721 Common Shares held for the account of Mr. Cosentino in the ESOP.

(8)	Includes 7,621 Common Shares held by the Robert A. Fawcett Jr. Trust, as to which Mr. Fawcett exercises sole voting and investment power and 5,448 Common Shares held by the Brenda C. Fawcett Trust, as to which Mr. Fawcett’s wife exercises sole voting and investment power.

(9)	Includes 7,831 Common Shares held for the account of Mr. Gathman in the ESOP.

(10)	Includes 9,151 Common Shares held for the account of Mr. Klein in the ESOP.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the reports furnished to the Company and written representations that no other reports were required, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares of the Company under Section 16(a) of the Exchange Act were complied with during the 2014 fiscal year.

TRANSACTIONS WITH RELATED PERSONS

The Governance and Nominating Committee is responsible, pursuant to its Charter, for reviewing and approving any transaction between the Company and any director or officer of the Company or members of their immediate family or entities with which they are affiliated. On an annual basis, each director and executive officer is obligated to complete a “Director and Officer Questionnaire” which requires the director or executive to disclose any related party transactions or business relationships involving the Company or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, the Company’s Code of Conduct and Ethics prohibits the Company’s directors, executive officers and employees from self-dealing or otherwise trading on their positions with the Company or accepting, from anyone doing or seeking to do business with the Company, a business opportunity not available to other persons or that is made available because of the person’s position with the Company. The Code of Conduct and Ethics requires all directors, officers and employees to disclose all potential and actual conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company or its subsidiaries. Conflicts or potential conflicts of interest which are disclosed by a director, officer or employee of the Company are referred to and resolved by the Company’s Risk Management Officer, with the approval of the Governance and Nominating Committee of the Board.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee has appointed BKD, LLP (“BKD”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit Committee and the Board have decided to submit the appointment of BKD to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Company’s independent registered public accounting firm in reviewing the quality and integrity of the Company’s financial statements.

BKD has served as the Company’s independent auditor/independent registered public accounting firm since November 2002, and BKD audited the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2014. The Company expects that representatives of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the Common Shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of BKD as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The effect of an abstention is the same as a vote “AGAINST”. Even if the appointment of BKD is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of BKD and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of BKD is not ratified by the shareholders, the Audit Committee will reconsider the appointment (but may nonetheless, in its discretion, decide to maintain the appointment).

THE AUDIT COMMITTEE AND YOUR BOARD RECOMMEND THAT
SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP

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PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable shareholders to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. As a result, the following resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of SB Financial Group, Inc. hereby approve, on an advisory basis, the compensation of the corporation’s named executive officers as disclosed in the corporation’s Proxy Statement for its 2015 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including the compensation tables, notes and narrative disclosures contained under the heading “COMPENSATION OF EXECUTIVE OFFICERS” in the corporation’s Proxy Statement.

The Board believes that the Company’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of our named executive officers with the Company’s short-term and long-term goals and that such compensation and incentives are designed to attract, retain and motivate our key executives who are directly responsible for the Company’s continued success. The Board of Directors believes that the Company’s compensation policies and practices do not threaten the value of the Company or the investments of our shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Company. The Board further believes that our culture focuses on sound risk management and appropriately rewards executives for performance. The Board further believes that the Company’s compensation policies and procedures are reasonable in comparison both to the Company’s peer bank holding companies and to the Company’s performance during the 2014 fiscal year.

Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of the Company’s named executive officers in the section captioned “COMPENSATION OF EXECUTIVE OFFICERS” beginning on page 8 of this proxy statement.

Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Board or the Compensation Committee with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise; (ii) overrule any decision made by the Board or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Board or the Compensation Committee. However, the Board and the Compensation Committee expect to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

The affirmative vote of a majority of the Common Shares represented at the Annual Meeting, via on-line or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

YOUR BOARD RECOMMENDS THAT
SHAREHOLDERS VOTE FOR
ThE NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

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AUDIT COMMITTEE DISCLOSURE

Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised solely of independent directors. The specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter and described under the heading “MEETINGS AND COMMITTEES OF THE BOARD–Committees of the Board–Audit Committee” beginning on page 7 of this proxy statement.

Management is responsible for the Company’s consolidated financial statements and the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the Company’s consolidated financial statements.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Company. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Company’s independent registered public accounting firm.

The pre-approval of audit and non-audit services and fees of the independent registered public accounting firm may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define in general terms the type of services to be provided and the range of fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings. The actual compensation paid to the independent registered public accounting firm for all such pre-approved services and fees is reported to the Audit Committee on at least a quarterly basis. All services rendered by BKD during 2014 and 2013 were pre-approved by the Audit Committee.

Services of Independent Registered Public Accounting Firm

During the fiscal years ended December 31, 2014 and 2013, the Company paid the following amounts to BKD for audit, audit-related, tax and other services rendered:

	2014	2013

Audit Fees (1)	$222,125	$162,550
Audit-Related Fees (2)	--	8,000
Tax Fees (3)	18,450	21,060
All Other Fees	--	--
TOTAL	$240,575	$191,610

(1)	Audit fees consist of fees for the audit of the Company’s annual financial statements, review of interim condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q, audit procedures with respect to acquisitions, and services in connection with statutory and regulatory filings including annual reports on Form 10-K and registration statements under the Securities Act of 1933, as amended. Also includes fees for HUD review and review of Registration Statement on Form S-1 and comfort letter provided in connection with the prospectus dated November 10, 2014 relating to the offering and sale of the Company’s Depositary Shares.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include consultations concerning financial and reporting matters.

(3)	Tax fees consist of fees for tax return preparation services, tax planning advice and assistance with tax examination.

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AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2014, the Audit Committee:

●	reviewed and discussed the Company’s audited financial statements with management;

●	discussed with BKD, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●	received the written disclosures and the letter from BKD, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence, and discussed with BKD its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

THE AUDIT COMMITTEE

Rita A. Kissner, Chairperson
Gary M. Cates
Gaylyn J. Finn
Timothy J. Stolly

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SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals by Shareholders intended to be presented at the 2016 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company by no later than November 21, 2015, to be eligible for inclusion in the Company’s proxy card, notice of meeting and proxy statement relating to the 2016 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2016 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of the Company of the proposal by February 4, 2016, the proxies solicited by the Board for use at the 2016 Annual Meeting may be voted on the proposal, without any discussion of the proposal in the Company’s proxy statement for the 2016 Annual Meeting. In each case, written notice must be given to the Corporate Secretary of the Company at the following address: Keeta J. Diller, Corporate Secretary, SB Financial Group, Inc., 401 Clinton Street, Defiance, Ohio 43512.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business to be presented for action by the shareholders at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented at the Annual Meeting, or at any adjournment of the Annual Meeting, the persons named and acting under the proxies solicited by the Board will vote the Common Shares represented by such proxies on such matters in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. EVEN IF YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIA THE LIVE WEBCAST, YOU ARE ENCOURAGED TO VOTE ELECTRONICALLY VIA THE INTERNET IN ADVANCE OF THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. ALTERNATIVELY, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

March 20, 2015	By Order of the Board of Directors,

/s/ Mark A. Klein
Mark A. Klein
President and Chief Executive Officer
SB Financial Group, Inc.

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